Report of Independent Registered Public Accounting Firm
Shareholders and Board of Directors
American National Investment Accounts, Inc.
League City, Texas
In planning and performing our audit of the financial statements of American
 National Investment Accounts, Inc. (comprised of the Growth Portfolio, Equity Income Portfolio, Balanced Portfolio and Money Market Portfolio, hereafter referred to as "the Funds"), as of and for the year ended December 31, 2009, we considered their internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinionon the financial statements and to comply with the requirements of Form NSAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting.
 Accordingly, we express no such opinion.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. The Funds' internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the Untied States of America. The Funds' internal control over financial reporting includes those policies and procedures that 1)pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Funds; 2)provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States of America, and that receipts and expenditures of the Funds are being made only in accordance with authorizations of management and directors of the Funds; and 3)provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Funds'
 assets that could have a material effect on the financial statements.

Because of inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Funds' internal control over financial reporting and their operation, including controls over safeguarding securities that we consider to be material weaknesses, as defined previously, as of December 31, 2009.

This report is intended solely for the information and use of management, the Board of Directors of the Funds and the Securities and Exchange Commission, and is not intended to be, and should not be, used by anyone other than these specified parties.

Houston, Texas
February 19, 2010
Shareholders and Board of Directors
American National Investment Accounts, Inc.
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